This Warrant and the Stock issuable upon the exercise hereof have not been registered under the Securities Act of 1933. as amended (the "Act"), and can be transferred only in compliance with the Act and applicable state securities laws. This Warrant and such Securities may not be sold, transferred or assigned in the absence of an effective Registration Statement, unless, in the opinion of counsel for the Company or counsel for the Registered Holder (which shall be in form and from such counsel as shall be reasonably satisfactory to the Company), such registration is not then required.

BSI2000, INC.

COMMON STOCK PURCHASE WARRANT

1. Issuance. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by BSI2000, Inc., a Delaware corporation (the "Company"), The New Sytron, Inc., or registered assigns (the "Holder"), is hereby granted the right to purchase at any time after August 25, 2006 (the "Commencement Date") until 5:00 P.M., MST, on or before August 25, 2009 (the "Expiration Date"), One Million (1,000,000) fully paid and nonassessable shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), subject to adjustment as provided below, at an exercise price of $.05 per share (the "Exercise Price") subject to further adjustment as set forth in Section 6 hereof.

2. Exercise of Warrants. This Warrant is exercisable in whole or in part for whole shares of the Company's Common Stock at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check. In lieu of paying cash to exercise this Warrant, the Holder may, by designating a "cashless" exercise on its Notice of Exercise Form, acquire a number of whole shares of the Company's Common Stock equal to the product of (a) the Fair Market Value of the Company's Common Stock less the Exercise Price, multiplied by (b) the number of shares of Common Stock purchasable under the portion of the Warrant tendered to the Company, divided by (c) the Fair Market Value of the Company's Common Stock. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this Section 2, "Fair Market Value" shall be either the market price per share established by the Board of Directors in good faith or, in the event the Common Stock of the Company is publicly traded: (i) the closing price per share of the Common Stock of the Company on the date preceding the date of exercise, as reported by the NASDAQ National Market or SmallCap Market, (ii) the last trade price per share of the Common Stock of the Company on the date preceding the date of exercise (or the most recent preceding date, if none), as reported on the over-the-counter market, or (iii) if the Common Stock of the Company is listed on a national securities exchange, Fair Market Value shall mean the closing price of the Common Stock on such exchange on such preceding date as reported by The Wall Street Journal.

3. Reservation of Shares. The Company hereby agrees that at all times after the Commencement Date during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (collectively, the "Securities").

4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6. Adjustments to Exercise Terms. Subject to Section 7 below, if the Company at any time prior to the full execution of this Warrant shall, by subdivision, combination, merger, spin-off, re-classification or like capital adjustment of the securities, change any of the securities to which purchase rights under this Warrant exist into the same or different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the securities acquirable immediately prior to such transaction. If the securities acquirable upon exercise of this Warrant are subdivided into a greater number of securities (including pursuant to any stock dividend paid to all holders of such securities), or if such securities are combined into a lesser number of securities, then the purchase price for the securities acquirable upon exercise of this Warrant and the securities acquirable pursuant to this Warrant shall be proportionately and equitably adjusted.

7. Liquidation, Change in Control, Etc. Upon the effective date of the liquidation, dissolution or winding-up of the Company or of a Change in Control of the Company, the Warrant and any right to purchase shares thereunder shall terminate, but the holder shall have the right immediately prior to such effective date to purchase the full (or any part thereof) number of shares under the Warrant which the holder would otherwise have been entitled to purchase during the remaining term of the Warrant. A "Change in Control" shall be deemed to have occurred upon the merger or consolidation of the Company with or into another entity in which the Company is not the surviving corporation or pursuant to which any shares of Common Stock would be converted into cash, securities or other property of another entity, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock (or equivalent securities) of the surviving entity immediately after the merger as they had of the Company immediately before.

8. Transfer to Comply with the Securities Act; Registration Rights. This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act"), and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Securities. Neither this Warrant nor any of the Securities or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act and applicable state securities laws relating to such security, unless in the opinion of counsel satisfactory to the Company, such registrations are not required under the Act. Each certificate for the Warrant, the Securities and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

Notwithstanding the foregoing, Company shall use its best efforts to file a registration statement with the Securities and Exchange Commission which includes the Securities within one (1) year of the date of this Warrant, but in no event later than the filing of any registration statement with respect to the restricted shares which may be issued to Cyber Country Systems, LLC ("Cyber Country") pursuant to the exercise of warrants heretofore issued to Cyber Country under that certain Purchase and Assignment Agreement between Company and Cyber Country dated as of April 22, 2005. If the Securities are included in the securities as to which a registration, qualification, or compliance is being effected, New Sytron shall indemnify the Company, each of its officers and directors, each legal counsel and independent accountant of Company, each underwriter of Company’s securities covered by such a registration statement, each person who controls Company within the mean of the Securities Act of 1933, as amended, and each other holder of securities included in the registration, each of its officers, directors and partners, each person controlling such holder, and each legal counsel and independent accountant of such holder against any and all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue or alleged untrue statement of, or omission or alleged omission of a material fact contained in, or required to be stated in, any registration statement, including any preliminary or final prospectus, offering circular, or other document made in reliance upon written information furnished to Company by an instrument duly executed by New Sytron or any transferee and which is stated to be specifically for use therein.

9. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

(i)	if to the Company, to: BSI2000, Inc.
12600 West Colfax Avenue
Suite B410
Lakewood, Colorado 80215
Attention: Jack Harper
Telecopier No.: (303) 231-9002
Telephone No.: (303) 231-9095

(ii)	if to the Holder, to such address and facsimile number as appears in the records of the Company.

A party shall give notice to the other in accordance with this Section to change the address, facsimile number or person to whom notices shall be given.

10. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

11. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Warrant as of the ___ day of August, 2005.

BSI2000, INC., a Delaware Corporation

Date:	By:
Jack Harper Chief Executive Officer

NOTICE OF EXERCISE

TO: BSI2000, INC.

1.
The undersigned hereby elects to purchase ______ shares of Common Stock of BSI2000, Inc., pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price for such shares in full. Payment is made by the method set forth below:

☐	Cash, Certified or Official Bank Check

☐	Cashless, with a fair market value believed to be $______/per share.

2.
In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

3.	Please issue a certificate representing said shares of Common Stock in the name of the undersigned:

4.	Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned:

HOLDER

Date:
[Print name of Holder]

By: